Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Current Report on Form 8-K/A of Ixia dated September 1, 2009 of our report dated December 13, 2007 related to the consolidated financial statements of Catapult Communications Corporation as of and for the year ended September 30, 2007, and incorporated by reference in Registration Statement Nos. 333-48814, 333-66382, 333-107818, 333-117969,
and 333-151764 of Ixia on Form S-8.
/s/ DELOITTE & TOUCHE LLP
San Jose, California
August 31, 2009